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                                                                   EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-19767, No. 33-42383 and No. 33-64423) of All American
Communications, Inc. and in the Registration Statements (Form S-3 No. 333-19765 and No. 33-77782) of All American Communications, Inc. and in the related Prospectuses of our report dated March 4, 1996, with respect to the consolidated financial statements and schedule of All American Communications, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1996.


ERNST & YOUNG LLP
Los Angeles, California
March 24, 1997